UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 1, 2015

CRYPTOSIGN, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 East 1820 North
Orem, Utah
 (Address of Principal Executive Offices)

801-592-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                  Termination of Material Definitive Agreement

On August 31, 2015, CryptoSign, Inc. (the “Company”) terminated that certain conditional Share Exchange and Purchase Agreement dated February 27, 2015 (the “Exchange Agreement”) between the Company and the stockholders of CryptoCorum, Ltd., a Malta holding company (“CryptoCorum”), pursuant to which the Company had agreed, subject to the terms of the Exchange Agreement, to acquire 100% of the issued and outstanding equity interests of CryptoCorum, in exchange for 10,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company issuable to the equity holders of CryptoCorum (the “Share Exchange”).

The Exchange Agreement was terminated in accordance with the terms thereof after the Company’s conducting of its due diligence and based upon the parties’ inability to meet the conditions precedent set forth in the Exchange Agreement.

In addition, that certain Stockholder’s Agreement between certain of the Company’s stockholders and potential stockholders was also terminated in connection with the termination of the Exchange Agreement.

Item 9.01                                 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibits
10.1	Form of Share Exchange and Purchase Agreement between the Company, CryptoCorum Ltd. and Stockholders of CryptoCorum. (incorporated by reference as Exhibit 10.1 to the Form 8-K filed on March 3, 2015)

10.2	Termination Letter

99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 1st day of September , 2015.

STRATEGABIZ, INC.
By:	/s/ Robert K. Bench
	Name:	Robert K. Bench
	Title:	President

 Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description of Exhibits
10.1	Form of Share Exchange and Purchase Agreement between the Company, CryptoCorum Ltd. and Stockholders of CryptoCorum. (incorporated by reference as Exhibit 10.1 to the Form 8-K filed on March 3, 2015)

10.2	Termination Letter

99.1	Press Release